Exhibit 10.2

SECURITIES ISSUANCE AGREEMENT

THIS SECURITIES ISSUANCE AGREEMENT (this “Agreement”) is made and entered into as of August 7, 2007, by and between eMagin Corporation, a Delaware corporation (the “Company”), and Moriah Capital, L.P., a Delaware limited partnership (the “Lender”).

Capitalized terms not otherwise defined herein have the meaning set forth in that certain Loan and Security Agreement by and between Lender, as lender, and the Company, as borrower, of even date herewith (the “Loan Agreement”).

RECITALS

WHEREAS, the Company has authorized the issuance to Lender on the date hereof of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), with an aggregate market value on the Closing Date of $195,000, based on the closing price of the Common Stock on the OTC Bulletin Board on the Closing Date (the “Initial Issued Shares”);

WHEREAS, the Company wishes to issue the Issued Shares (as defined below) to Lender;

WHEREAS, the Company has authorized the issuance to Lender, pursuant to the terms of the Loan Agreement, on the effective date of extension of the initial term of the Loan (if so extended), Common Stock with an aggregate market value of $195,000 based on the average closing price of the Common Stock on the OTC Bulletin Board or such other trading market which such Common Stock is then listed or traded, for the ten (10) trading days preceding such effective date(the “Contingent Issued Shares”) (the Contingent Shares, together with the Initial Issued Shares, are referred to herein as the “Issued Shares”); and

WHEREAS, the issuances and other obligations and transactions described and contemplated hereby are in partial consideration for Lender agreeing to enter into, perform or accept, as applicable, the Loan Agreement and the other Loan Documents;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Issuance.

1.1	On the date of execution of this Agreement, also known as the Closing Date, the Company agrees to issue to Lender, and Lender agrees to acquire from the Company, the Initial Issued Shares.

1.2
On the date of extension of the initial term of the Loan, also known as the Extension Date, the Company agrees to issue to Lender, and Lender agrees to acquire from the Company, the Contingent Issued Shares, the certificate for which shares shall be delivered to Lender within five (5) days of such date.

2.  Closing; Delivery. (a) Closing Obligations of Company. At the Closing Date, except as set forth below, the Company shall have taken and shall take all actions necessary to issue the Issued Shares to Lender and to consummate the transactions contemplated hereby, including, without limitation, delivery or causing to be delivered to Lender the following:

(a)	A certificate for the Initial Issued Shares within five (5) days of the Closing Date;

(b)	executed originals, and delivery of, all of the Loan Documents; and

(c)	such other certificates, documents, receipts and instruments as Lender or its legal counsel may request.

(b) Closing Obligations of Lender. At the Closing Date, Lender shall have taken and shall take all actions necessary for its acquisition of the Initial Issued Shares, and to consummate the transactions contemplated hereby.

3.  Representations and Warranties of the Company. The Company hereby represents and warrants to Lender as follows:

3.1	Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the corporate power and authority to own and operate its properties and assets; to execute, deliver and perform or cause to be executed, delivered and performed this Agreement ; and to carry on its business as presently conducted.

3.2	Capitalization; Voting Rights.

(a)  The authorized and issued capital stock of the Company as of the date hereof is as disclosed in the Company’s filings that are required by the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (the “SEC Reports”) to be filed with the Securities and Exchange Commission (“SEC”).

(b)  Except as disclosed in the SEC Reports, other than: (i) Common Stock reserved for issuance under the Company’s stock option plans and (ii) the Issued Shares, there are no outstanding options, warrants, rights (including, but not limited to, conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or other arrangements or agreements of any kind for the purchase or acquisition from the Company or its Subsidiaries, of any of their securities. Neither the offer, issuance or sale of any of, or the issuance of any of, the Issued Shares, nor the consummation of any transactions contemplated hereby, will result in a change in the price or number of any securities of the Company or its Subsidiaries authorized or issued.

(c)  All issued and outstanding securities: (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws.

(d)  The Issued Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement, the Issued Shares will be validly issued, fully paid and nonassessable, and will be free of any liens, charges, encumbrances, options, rights of first refusal, security interests, claims, mortgages, pledges, charges, easements, covenants, restrictions, (except as contained herein) obligations, or any other encumbrances (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof and any agreement to grant or to permit or suffer to exist any of the foregoing) or third party rights or equitable interests of any nature whatsoever or any Liens all of the above shall be referred to herein as a “Lien”.

3.3  Authorization; Binding Obligations. All corporate action on the part of the Company necessary for the authorization of the Loan Documents, and the performance of the same, has been taken or will be taken prior to the Closing Date. The Loan Documents, when executed and delivered, will be valid and binding obligations of the Company, enforceable against it in accordance with their terms.

3.4  Title to Properties and Assets; Liens, Etc. Except for Permitted Encumbrances, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case not subject to any Liens.

3.5  No Conflicts. Neither the Company nor any of its Subsidiaries is in violation or default of (a) any term of its formation documents or by-laws or (b) of any provision of any indebtedness for borrowed money, Contract any mortgage, indenture, lease, license, agreement or contract (collectively, “Contracts”) or judgment, order, writ, injunction, or decree (“Orders”). The execution, delivery and performance of this Agreement and the Loan Documents will not, with or without the passage of time or giving of notice, result in any violation, or be in conflict with, or constitute a default under, any such term or provision of indebtedness for borrowed money, Contract or Order, or result in the creation of any Lien upon any of the securities, properties or assets of the Company or any of its Subsidiaries, or the suspension, revocation, impairment, forfeiture or nonrenewal of any licenses, permits, franchises, approvals, consents, waiver, notices, authorizations, qualifications, concessions, or the like.

3.6  Registration Rights and Voting Rights. Except as disclosed in the Registration Rights Agreement, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ securities. Except as disclosed in any SEC Reports, to the Company’s best knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

3.7  Valid Offering. Assuming the accuracy of the representations and warranties of Lender contained in this Agreement, the offer, sale and issuance of the Issued Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.8  SEC Reports. The Company’s SEC Reports do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

3.9  Fees; Brokers; Finders. There are no fees, commissions or other compensation due to any third party in connection with the Loan Documents. All negotiations relative to the Loan Documents, and the transactions contemplated thereby, have been carried on by the Company with Lender and without the intervention of any other person or entity acting on behalf of the Company, and in such manner as not to give rise to any claim against the Company or Lender for any finder's fee, brokerage commission or like payment, and if any such fee, commission or payment is payable, it shall be the sole responsibility of the Company and the Company shall pay, and indemnify Lender for, the same.

4.  Representations and Warranties of Lender. The Lender hereby represents and warrants to the Company that (a) the Lender has the power and authority to execute, deliver and perform this Agreement, (b) all partnership or corporate action on Lender’s part required for the execution, delivery and performance of this Agreement has been or will be taken on or prior to the Closing Date, (c) upon execution and delivery, this Agreement will be valid and binding obligations of Lender, enforceable in accordance with its terms, and (d) the Lender will not engage in “short sales” of the issued and outstanding Common Stock during the Term.

5.  Covenants of the Company. The Company covenants and agrees with Lender as follows:

5.1  Reporting Requirements. The Company and its Subsidiaries will timely file with the SEC and state regulatory authorities all reports, documents, information and other material required to be filed or disclosed thereto.

5.2  Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the name of Lender or the terms of this Agreement other than as permitted under the Loan Agreement or as required by law.

5.3  SEC Reporting. The Company shall comply with all reporting requirements under the Securities Exchange Act, including, but not limited to, making available all required current information regarding the Company under Rule 144(c) under the Securities Act, so as to enable Lender to effect resales of the Issued Shares under Rule 144. The Company shall cooperate with Lender in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales, provided the Company and its counsel receive reasonably requested representations from Lender and broker, if any.

5.4  Indemnification. The Company and its Subsidiaries agree, jointly and severally, to indemnify, hold harmless, reimburse and defend Lender, and Lender’s partners, officers, directors, agents, representatives, affiliates, members, managers, and employees, against any claim, cost, expense, liability, obligation, loss or damage (including, without limitations, reasonable legal fees) of any nature, incurred by or imposed upon them which results, arises out of, or is based upon: (a) any misrepresentation by the Company or any of its Subsidiaries, or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, or in any exhibits or schedules attached hereto, and (b) any breach or default in performance by Company or any of its Subsidiaries of the their obligations hereunder.

6.  Put Option. The Company hereby grants to Lender an option (the “Put Option”) to sell all or any portion of the Issued Shares (the “Put Shares”) to the Company for a total purchase price of $195,000, pro-rated for any portion thereof (the “Put Price”). The Put Option may be exercised with respect to any amount that is equal to or less than the entire balance of the outstanding Put Shares, at any time during the earlier to occur of the following Put Option exercise periods (the “Put Period”): (a) the ten (10) Business Day period commencing on the first anniversary hereof, or (b) the ten (10) Business Day period commencing on the date which is nine (9) months after the date that the registration statement for the registration of the Issued Shares is declared effective by the SEC . If not exercised during the Put Period, the Put Option shall terminate and shall be of no further force or effect. The Put Option shall be exercisable by Lender’s delivery of written notice to the Company (the “Put Notice”). The Put Notice shall specify the date on which the closing of the purchase of the Put Shares shall take place (the “Put Closing Date”), which such date shall be no earlier than ten (10) days but no later than thirty (30) days from the date of the Put Notice. On or before the Put Closing Date, Lender will deliver to the Company the certificate(s) representing the Put Shares (duly endorsed for transfer by Lender or accompanied by duly executed stock powers in blank) and the Company shall tender to Lender the Put Price in cash by wire transfer of immediately available funds to an account at a bank designated by Lender. The Company and Lender acknowledge and agree that the Company’s obligation to purchase the Issued Shares from Lender pursuant to the Put Option is an Obligation secured by the Collateral and any related guarantees under the Loan Documents, and for so long as the Put Option is outstanding and, if exercised, the Put Price is not yet tendered, the Lender’s right to receive the Put Price shall be secured by the Collateral and any related guarantees under the Loan Documents. Lender’s right to exercise the Put Option shall not be transferred or assigned to any third party.

6.1 Notwithstanding the foregoing, Lender shall have the right, but not the obligation, to accelerate the exercise of the Put Option upon a Fundamental Transaction (as defined in the Loan Agreement), as follows: The Company shall send written notice of the proposed Fundamental Transaction (“Fundamental Transaction Notice”) no later than thirty (30) days prior to the date of the proposed consummation of the Fundamental Transaction, together with all relevant information relating thereto, in form sufficient to enable Lender to make an informed decision as to whether it should accelerate the Put Option. Within fifteen (15) days of Lender’s receipt of the Fundamental Transaction Notice, Lender shall advise the Company whether the Lender has elected to accelerate the exercise of the Put Option. Lender’s failure to timely notify the Company of Lender’s intention to accelerate the Put Option shall be deemed an intention to decline to accelerate the Put Option.

6.2 In addition, notwithstanding the foregoing, Lender shall have the right, but not the obligation, to accelerate the exercise of the Put Option following an Event of Default under the Loan Documents (which acceleration right shall not be waived if not exercised following a prior Event of Default), in which event the Put Price shall be added to the Obligations under the Loan Agreement and secured by the Collateral thereunder, and shall be immediately due and payable to Lender.

6.3 If any portion of the Note is converted into Common Stock pursuant to the Loan Documents, the Put Option set forth hereinabove, if not terminated by its terms herein, shall terminate.

7. Miscellaneous.

7.1 Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in writing and shall be deemed to have been duly given or made upon receipt by the receiving party. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to the Company:

10500 N.E. 8th Street
Suite 1400
Bellevue, Washington 12533
Attention: John Atherly

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attention: Richard A. Friedman, Esq.

If to Lender:

685 Fifth Avenue
New York, New York 10022
Attention: Greg Zilberstein

With a copy to:

Cohen Tauber Spievack & Wagner LLP
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention: Adam Stein, Esq.

7.2 Amendment. Any modification or amendment shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision shall be in writing and signed by each affected party hereto or thereto, as applicable.

7.3 Construction. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by reason of such party or its counsel having, or being deemed to have, structured or drafted such provision.

7.4 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other negotiations, representations, warranties, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

7.5 Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

7.6 Severability. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If a court of competent jurisdiction determines that any covenant or restriction, by the length of time or any other restriction, or portion thereof, set forth in this Agreement is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. In the event a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

7.7 Successors and Assigns. All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that nothing in this Agreement, express or implied, shall confer on the Company the right to assign any of its rights or obligations hereunder at any time.

7.8 Survival. All covenants, agreements, representations and warranties made by the Company herein or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

7.9 No Waiver; Rights and Remedies. A waiver of a breach of any term, covenant or condition of this Agreement shall not operate or be construed as a continuing waiver of such term, covenant or condition, or breach, or of any other term, covenant or condition, or breach by such party. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity. Lender is entitled to exercise all rights and remedies available to it at law or in equity in connection with this Agreement. The rights and remedies of Lender hereunder are several and cumulative at Lender’s discretion and may be exercised at Lender’s discretion.

7.10 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (without giving effect to New York's principles of conflicts of law). The parties hereby (a) irrevocably submit and consent to the exclusive jurisdiction of the Supreme Court for New York County, State of New York, and the United State District Court for the Southern District of New York with respect to any action or proceeding arising out of this Agreement and (b) waive any objection based on venue or forum non conveniens with respect hereto. In any such action or proceeding, the Company waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to the Company at its office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete as permitted under the rules of either of said Courts. Any such action or proceeding commenced by the Company against Lender will be litigated only in the New York Supreme Court for New York County, State of New York, and the United States District Court for the Southern District of New York.

7.11 Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic signature, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Issuance Agreement as of the date set forth in the first paragraph hereof.

EMAGIN CORPORATION

By:	/s/ K.C. Park
Name: K.C. Park
Title: Interim CEO

MORIAH CAPITAL, L.P.

By: Moriah Capital Management, L.P., General Partner

By: Moriah Capital Management, GP, LLC, General Partner

By:	/s/ Alexandre Speaker
Name: Alexandre Speaker
Title: General Partner